Exhibit 4.3

[Front of Stock Certificate]

NAME CHANGED TO
ADDVANTAGE TECHNOLOGIES GROUP, INC.
ADDvantage Media Group, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

This certified that	SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

ADDvantage Media Group, Inc. transferable on the books of the Corporation by the holder in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the By-Laws of the Corporation and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:	COUNTERSIGNED:

By:
Transfer Agent and Registrar

PRESIDENT	SECRETARY

[Reverse of Stock Certificate]

ADDvantage Media Group, Inc.

The Corporation will furnish upon request and without charge to each shareholder the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A shareholder may make the request to the Corporation or to its Transfer Agent and Registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — _____________ Custodian _____________
(Cust) (Minor)
under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________  hereby sell, assign and transfer unto

___________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint__________________________________________________Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
____________________________________
                          SIGNATURE
Signature Guaranteed By:
_________________________________
_________________________________
Banker or Member Firm of
a Stock Exchange

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.